                                   VOTING AGREEMENT


    VOTING AGREEMENT, dated as of April 15, 1996 (this "AGREEMENT"), by and among ProNet Inc., a Delaware corporation ("PRONET"), on the one hand, and Continental Illinois Venture Corporation, a Delaware corporation, CIVC Partners I, a Delaware partnership, GM Holdings, LLC, a Tennessee limited liability company, Rainbow Resources, Inc., a Texas corporation ("RAINBOW"), Robert M. McMurrey ("MCMURREY") and G. David Higginbotham (collectively, the "STOCKHOLDERS"), on the other hand.

    WHEREAS, concurrently herewith, ProNet, ProNet Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of ProNet ("MERGER SUB"), and Teletouch Communications, Inc., a Delaware corporation (the "COMPANY"), are entering into that certain Agreement and Plan of Merger of even date herewith (the "MERGER AGREEMENT"), providing for the merger (the "MERGER") of the Company with and into Merger Sub (capitalized terms used without definition herein having the meanings ascribed thereto in the Merger Agreement);

    WHEREAS, the Stockholders are the beneficial owners of the number of (a) shares of Company Common Stock, Company Series A Preferred Stock and Company Series B Preferred Stock (the "COMPANY SHARES") set forth in Schedule I hereto and (b) Common Stock Warrants and Series B Preferred Stock Warrants (together with the Company Shares, the "Company Securities") set forth in
Schedule I hereto;

    WHEREAS, approval of the Merger Agreement by the Company's stockholders is a condition to the consummation of the Merger; and

    WHEREAS, the Stockholders fully support the Merger and, in order to encourage ProNet to enter into the Merger Agreement with the Company, the Stockholders are willing to enter into certain arrangements with respect to the Company Securities owned by them.

    NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                      ARTICLE I

                                        VOTING

    SECTION 1.1 AGREEMENT TO VOTE OR CONSENT. Each Stockholder hereby agrees to attend the Company Stockholders' Meeting, in person or by proxy, and to vote, or cause to be voted (or, if the stockholders of the Company act by written consent, to consent in writing, or cause to consent in writing, with respect to) all Company Securities, and any other voting securities of the Company, whether issued heretofore or hereafter, that such Stockholder owns or has the right to vote or consent with respect to (a) for approval and adoption of the Merger Agreement and the Merger, such Agreement to vote to apply also to any adjournment or adjournments of the Company Stockholders'

Meeting, and (b) against any proposal or other matter that may interfere or be inconsistent with the Merger (including, without limitation, a Competing Transaction).

    SECTION 1.2 REVOCATION OF PROXIES AND CONSENTS. To the extent inconsistent with Section 1.1 hereof, each Stockholder hereby revokes any and all previous proxies or written consents with respect to such Stockholder's Company Shares or any other voting securities of the Company.

    SECTION 1.3 STOCKHOLDERS' SUPPORT OF THE MERGER. From the date hereof until the first to occur of the Closing or the termination of the Merger
Agreement:

         (a) No Stockholder or affiliate or associate thereof, other than the Company and its subsidiaries (collectively with respect to each Stockholder, a "STOCKHOLDER GROUP"), will, directly or indirectly, sell, transfer, pledge or otherwise dispose of, or grant a proxy with respect to, any Company Securities to any person other than ProNet or its designee, or grant an option with respect to any of the foregoing, or enter into any other agreement or arrangement with respect to any of the foregoing (it being understood that Rainbow has previously pledged 175,000 shares of Company Common Stock to secure certain indebtedness (the "McMurrey Pledge")).

         (b) Each Stockholder agrees to exercise (i) all of such Stockholder's Series B Preferred Stock Warrants prior to the Closing of the Merger and
    (ii) that number of Common Stock Warrants set forth opposite such Stockholder's name on Schedule I hereto prior to the record date for determining the Company Stockholders entitled to vote or consent with respect to the approval and adoption of the Merger Agreement and the Merger. The Stockholders each represent, warrant and agree that the number of shares of Company Common Stock subject to this Agreement together with the number of shares of Company Common Stock issuable upon the exercise of the Common Stock Warrants identified in clause (ii) of the preceding sentence shall represent at least a majority of the outstanding shares of Company Common Stock that are or may become entitled to vote or consent on the Merger Agreement and the Merger.

         (c) No Stockholder or any other member of any Stockholder Group will initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, directly or indirectly, any inquiries or the making of any proposal or offer relating to, or that may reasonably be expected to lead to, any Competing Transaction, or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to, or endorse, any Competing Transaction, or authorize or permit any of the officers, directors, employees or agents of any Stockholder or any member of any Stockholder Group or any investment banker, financial advisor, attorney, accountant or other representative retained by any Stockholder or any other member of any Stockholder Group to take any such action. Each Stockholder shall immediately notify ProNet of all relevant terms of any such inquiries or proposals received by such Stockholder or any other member of any Stockholder Group or by any such officer, director, employee, agent, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and, if such inquiry or proposal is in writing, such Stockholder shall immediately deliver or cause to be delivered to ProNet a copy of such inquiry or proposal; provided, however, that nothing contained in this subsection (c) shall prohibit any Stockholder or any officer, director, employee or agent of any Stockholder who is a member of the Company's Board of Directors in such capacity from complying with Rule 14e-2 or Rule 14d-9 promulgated under the Exchange Act.

                                      ARTICLE II

                      REPRESENTATIONS, WARRANTIES AND COVENANTS


    SECTION 2.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE STOCKHOLDERS. Each Stockholder hereby represents and warrants to, and covenants and agrees with, ProNet as follows:

         (a) other than the Company Securities set forth by such Stockholder's name in Schedule I hereto and options granted to McMurrey and G. David Higginbotham under the Option Plan and to be assumed by ProNet under the Merger Agreement, such Stockholder does not own of record or beneficially, or have any interest in, any shares of capital stock of the Company, any securities exercisable for, convertible into or exchangeable for capital stock of the Company, or any other right to acquire any such capital stock or other securities;

         (b) such Stockholder has good and marketable title to all Company Securities, free and clear of all liens, claims, charges and encumbrances other than those that arise under the McMurrey Pledge;

         (c) such Stockholder will execute and deliver to ProNet a letter in the form of Exhibit A to the Merger Agreement;

         (d) this Agreement has been duly authorized by all necessary action on the part of such Stockholder, has been duly executed by such Stockholder and constitutes a valid and binding agreement of such Stockholder enforceable against such stockholder in accordance with its terms, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent transfer, or other laws, now or hereafter in effect, affecting creditors' rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses (including commercial reasonableness, good faith, and fair dealing) and to the discretion of the court before which any proceeding therefor may be brought; and

         (e) neither the execution and delivery of this Agreement by such Stockholder nor the consummation of the transactions contemplated hereby will (i) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority or other person, except in connection with the HSR Act, the Exchange Act or the Communications Act, or (ii) conflict with or result in any breach or violation of any provision of any charter, by-law or agreement to which such stockholder is a party or by which it or he is bound.

    SECTION 2.2 REPRESENTATIONS AND WARRANTIES OF PRONET. ProNet represents and warrants to each Stockholder as follows:

         (a) this Agreement has been duly authorized by all necessary corporate action on the part of ProNet, has been duly executed by a duly authorized officer of ProNet, and constitutes a valid and binding agreement of ProNet enforceable against ProNet in accordance with its terms; and

         (b) neither the execution and delivery of this Agreement by ProNet nor the consummation of the transactions contemplated hereby will (i) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority except in connection with the HSR Act, the Exchange Act or the Communications Act, or
    (ii) conflict with the Certificate of Incorporation or By-laws of ProNet or any material agreement to which it is a party or by which it is bound.

    SECTION 2.3 WAIVERS OF APPRAISAL RIGHTS. Each Stockholder hereby irrevocably waives any appraisal rights such Stockholder may have pursuant to
Section 262 of Delaware Law by reason of the Merger and agrees that such Stockholder shall not attempt to perfect any such appraisal right pursuant to such Section 262.

    SECTION 2.4 FURTHER ASSURANCES. Each party hereto shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of such party's obligations under this Agreement, including without limitation any actions reasonably requested by ProNet in connection with obtaining any required consents or approvals to the actions contemplated hereby under the HSR Act, the Exchange Act or the Communications Act. Without limiting the generality of the foregoing, none of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of any party to effectuate, carry out or comply with all of the terms of this Agreement.

                                     ARTICLE III

                                       GENERAL

    SECTION 3.1 EFFECTIVENESS; EXPIRATION. The performance of the obligations of the parties contained herein shall be subject to the prior receipt of any required consent or approval under the Communications Act or the HSR Act, except for the obligations set forth in Section 1.3 (other than clause (b) thereof) and Section 2.4 hereof which Sections shall be effective upon the execution of this Agreement.

    SECTION 3.2 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally, mailed by, nationally recognized overnight courier service, registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

         (a)  If to either of the ProNet Companies, to:

              ProNet Inc.
              6340 LBJ Freeway
              Dallas, Texas  75240
              Attention:  Chief Executive Officer
              Telecopier No.:  (214)  774-0651

         with a copy to:

              Vinson & Elkins L.L.P.
              3700 Trammell Crow Center
              2001 Ross Avenue
              Dallas, Texas  75201-2975
              Attention:  Jeffrey A. Chapman
              Telecopier No.: (214) 220-7716

         (b) If to the Stockholders, to the address set forth opposite such Stockholder's name on the signature pages hereto:

         with a copy to:

              Kirkland & Ellis
              200 East Randolph Drive
              Chicago, Illinois  60601
              Attention:  William S. Kirsch, P.C.
              Telecopier No.: (312) 861-2200

    SECTION 3.3 AMENDMENTS. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by ProNet and each Stockholder.

    SECTION 3.4    SUCCESSORS AND ASSIGNS.  Subject in all respects to
Section 3.1 hereof, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, including without limitation in the case of any corporate party hereto any corporate successor by merger or otherwise, and in the case of any individual party hereto any trustee, executor, heir, legatee or personal representative succeeding to the ownership of such party's shares of Company Common Stock, Company Series A Preferred Stock, Company Series B Preferred Stock or other securities subject to this Agreement. Notwithstanding any transfer of such shares, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

    SECTION 3.5 ENTIRE AGREEMENT. This Agreement embodies the entire Agreement and understanding among the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement.

    SECTION 3.6 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

    SECTION 3.7 SPECIFIC PERFORMANCE. The parties hereby acknowledge and agree that the failure of any party to this Agreement to perform such party's agreement and covenants hereunder will cause irreparable injury to the other parties to this Agreement for which damages, even if available, will not be an adequate remedy. Accordingly, each of the parties hereto hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of any party's obligations and to the granting by any such court of the remedy of specific performance of such party's obligations hereunder.

    SECTION 3.8 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are in addition to, and not exclusive of, any rights or remedies otherwise available.

    SECTION 3.9 NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto.

    SECTION 3.10 GOVERNING LAW. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

    SECTION 3.11 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 3.12 COUNTERPARTS. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    SECTION 3.13 EXPENSES. ProNet and each Stockholder shall bear their own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

    SECTION 3.14 CAPACITY. The parties hereto acknowledge and agree that the obligations of McMurrey and G. David Higginbotham hereunder are obligations of such Stockholders in their respective capacities as stockholders of the Company and shall not obligate such Stockholders with respect to actions to be taken by any of such Stockholders as a director or officer of the Company.

    SECTION 3.15 TERMINATION. This Agreement shall terminate upon termination of the Merger Agreement.

    IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                             PRONET INC.


                             By: /s/ Jackie R. Kimzey
                             Name:   Jackie R. Kimzey
                             Title:  Chairman and Chief Executive Officer

                                STOCKHOLDERS:


                                         CONTINENTAL ILLINOIS VENTURE
                                         CORPORATION


Address: 231 S. LaSalle St.              By: /s/ Marcus Wedner
         Chicago, IL 60697               Name:   Marcus Wedner
         Attn: Marcus D. Wedner          Its:  Managing Director
         Telecopier No.: (312) 987-0887


                                         CIVC PARTNERS I


Address: 231 S. LaSalle St.              By: /s/ Marcus Wedner
         Chicago, IL 60697               Name:   Marcus Wedner
         Attn: Marcus D. Wedner          Its:  General Partner
         Telecopier No.: (312) 987-0887


                                         RAINBOW RESOURCES, INC.


Address: c/o Robert M. McMurrey          By: /s/ Robert M. McMurrey
         4034 Piping Rock                Name:   Robert M. McMurrey
         Houston, Texas 77027            Its:  President
         Telecopier No.: (713) 877-1935


                                         GM HOLDINGS, LLC


Address: ______________________________ By:  ______________________________
         ______________________________ Name:______________________________
         ______________________________ Its: ______________________________
         Telecopier No.:_______________


Address: 4034 Piping Rock                /s/ Robert M. McMurrey
         Houston, Texas 77027                Robert M. McMurrey
         Telecopier No.: (713) 877-1935

                                STOCKHOLDERS:


                                         CONTINENTAL ILLINOIS VENTURE
                                         CORPORATION


Address: ______________________________ By:  ______________________________
         ______________________________ Name:______________________________
         ______________________________ Its: ______________________________
         Telecopier No.:_______________


                                         CIVC PARTNERS I


Address: ______________________________ By:  ______________________________
         ______________________________ Name:______________________________
         ______________________________ Its: ______________________________
         Telecopier No.:_______________


                                         RAINBOW RESOURCES, INC.


Address: ______________________________ By:  ______________________________
         ______________________________ Name:______________________________
         ______________________________ Its: ______________________________
         Telecopier No.:_______________


                                         GM HOLDINGS, LLC


Address: 201 Fourth Ave. No.            By:  /s/ Carl Grimstad
         Nashville, TN 37219            Name:    Carl Grimstad
         Telecopier No.: 615-244-7646   Its: Manager


Address: ______________________________ ___________________________________
         ______________________________ Robert M. McMurrey
         ______________________________
         Telecopier No.:_______________

Address: 3122 Oleander Street           /s/ G. David Higginbotham
         Tyler, Texas 75707                 G. David Higginbotham
         Telecopier No.: (903) 561-7832

                               SPOUSAL CONSENT


    By executing this Agreement, Dianne Higginbotham, G. David Higginbotham's spouse agrees (i) to be bound in all respects by the terms hereof with respect to the Company Shares to the same extent as G. David Higginbotham and
(ii) to bind her community property interest, if any, in such Company Shares.


                                       /s/ Dianne Higginbotham

                                      SCHEDULE I

                                                        Company                     Company
                                          Company       Company       Company       Series B
                             Company     Series A      Series B        Common       Preferred
                             Common      Preferred     Preferred       Stock          Stock
                              Stock        Stock         Stock        Warrants      Warrants
                             -------     ---------     ---------      --------      ---------
CIVC                              --        11,818            --     3,991,260        486,259

CIVC Partners I              443,473         1,313        54,029            --             --

GM Holdings, L.L.C.          607,914         1,800            --            --         74,063

Rainbow Resources, Inc.    1,800,000            --            --            --             --

Robert M. McMurrey                --            --            --            --             --

G. David Higginbotham        450,000            --            --            --             --
                           ---------        ------        ------     ---------        -------
                           3,301,387        14,931        54,029     3,991,260        560,322
                           ---------        ------        ------     ---------        -------
                           ---------        ------        ------     ---------        -------

                                       12